Exhibit 10.7

Effective Date: Date of First Drawdown of Credit Line by the Company

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IF AT THAT TIME ANY SECURITIES OF THE CORPORATION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR PROSPECTUS FILING THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF HOLDER’S COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

To:

Mizrahi Tefahot Bank Ltd.

WARRANT

To Purchase Preferred D Shares

OF

SILENTIUM LTD.

VOID AFTER 5:00 P.M. (prevailing Israel time)

on the last day of the Warrant Period (defined below)

Silentium Ltd., a company registered in Israel (the “Company”), hereby grants to Mizrahi Tefahot Bank Ltd. (the “Holder”), the right to purchase from the Company the number of fully paid and non-assessable Preferred D Shares of the Company (the “Warrant Shares”) specified below, subject to the terms and conditions set forth below.

The Warrant Shares shall have the same rights, protections, preferences and privileges attached to the Preferred D Shares of the Company, as such rights, protections, preferences and privileges shall be set forth in the Articles of Association of the Company (in effect as of the Exercise Date) and in any relevant Shareholders Rights Agreement, Share Purchase Agreement, Investors’ Rights Agreement, or any similar agreement, concerning the rights of the Preferred D Shareholders who participated in the SPA (as defined below) (including, without limitation, registration rights, preemptive rights, and anti-dilution rights).

Notwithstanding the preceding paragraphs, if the Company issues shares other than Preferred D Shares in the framework of the first Qualified Financing (as defined below) to occur following the Effective Date (as defined below), then the Holder shall be entitled to have the Warrant Shares be of the same class of shares as the most senior class of shares issued in the Qualified Financing, and shall have the same rights, preferences and privileges as will be attached to such class of shares (the “Qualified Financing Shares”). In the event that as part of the Qualified Financing, the Company issues options or warrants to an investor together with the issuance of shares, the Holder shall receive a pro rata right to receive and exercise such options or warrants at the most favorable exercise price granted to any investor in such Qualified Financing.

SILENTIUM LTD
512491143

Silentium – Warrant - 250220

Confidential

1.	DEFINITIONS

For the purpose of this Warrant:

1.1	“Alternative Payment” shall mean an amount that the Holder shall be entitled to receive from the Company in consideration of the waiver by the Holder of all or any portion of its outstanding rights hereunder in accordance with the provisions of Section 15 below.

1.2	“Articles of Association” the Amended and Restated Articles of Association of the Company, as currently in effect and binding on the Company and its shareholders and as may be amended.

1.3	“Benefit’’ shall mean the right to any compensation, benefit, indemnification, reimbursement or adjustment in any form, including, without limitation, by payment of cash or distribution of any assets (including, without limitation, of shares of any kind) as a result of any issuance by the Company of Company’s securities.

1.4	“Business Day” shall mean any day which is a business day in Bank Mizrahi in Israel (not including Fridays Erev Hag, and Chol HaMoed).

1.5	“Dollar” and “$” shall mean the United States Dollar.

1.6	“Exercise Price” shall mean the exercise price payable for each Warrant Share purchasable hereunder, which shall be the Qualified Financing Price (subject to any retroactive amendments and/or adjustments) (subject to modification pursuant to Section 9).

Notwithstanding the above, in the event that a Qualified Financing does not close within six (6) months of Effective Date, then the Holder shall be entitled to an exercise price payable for each Warrant Share purchasable hereunder, equal to the lowest price per share at which Preferred D Shares of the Company have been and/or will be issued in the framework of the Last Financing, such price being US$ 0.08888627558 per share, or any lower price per share as may be applicable based on retroactive amendments and/or adjustments to the Last Financing documents.

I.7	“Effective Date” shall mean the date first set forth above.

1.8	“Exit Transaction” shall mean an IPO (as defined below) ·or a Triggering Event (as defined below).

1.9	“Financial Statements’’ shall mean the Company’s audited balance sheets and statements of income as of December 31st, 2018, certified by the Company’s independent certified public accountants and the unaudited balance sheets and statements of income as of December 31st, 2019.

1.10	“IPO” shall mean the closing of the first underwritten public offering of the Company’s shares, pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) or pursuant to the corresponding securities laws of any other jurisdiction, or any other legal act resulting in the public trading of the Company’s shares in any trade market ( other than a registration statement effected solely to implement an employee benefit plan or any other form or type of registration in which the Warrant Shares cannot be included pursuant to the rules of practice of the applicable securities and exchange commission).

1.11	“Last Financing” shall mean the last equity investment entered into or consummated prior to the Effective Date, i.e. the Preferred D Share Purchase Agreement entered into by and between the Company and Initial Success Investment Limited, dated September 6th 2017 (the “SPA”) including the Joinder to the SPA signed November l, 2017.

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1.12	“Qualified Financing” shall mean the first equity financing by the Company after the Effective Date, of at least Five Million US Dollars ($5,000,000.00) (gross), in one or a series of related transactions, invested by third parties who are not currently shareholders of the Company (or affiliates thereof). In the event that the Company consummates an equity financing that does not reach such threshold, or which is done by Company’s current shareholders, then Holder shall be entitled (but not obligated), at its sole discretion, to determine that such round is a Qualified Financing for the purpose of this Warrant.

1.13	“Qualified Financing Price” shall mean the lowest purchase price of any share issued or issuable pursuant to the Qualified Financing (including, for avoidance of doubt, any discounts provided to any lenders and/or investors for providing convertible loan, advance investment or any other form of financing).

1.14	“SRA” shall mean that certain Investors’ Rights Agreement, by and among the Company and certain Investors, dated September 6, 2017 and as may be amended from time to time.

l.l5	“Triggering Event” shall mean (a) the assignment, sale or other disposition of fifty percent (50%) or more of the Company’s shares, property and/or assets, (including, without limitation, by way of share swap or the grant of an exclusive license to a core technology of the Company); (b) the merger, consolidation of the Company with or into another person (following which more than fifty percent (50%) of the Company’s shares are held by persons who, prior to the said transaction, held, in the aggregate, less than fifty percent (50%) of the Company’s shares), or (c) the acquisition or sale of a controlling interest in the shareholding of the Company. A controlling interest shall mean 50% (fifty percent) or more of the issued and outstanding share capital of the Company, and/ or the right to appoint a majority of the members of the board of directors of the Company.

1.16	“Warrant Amount” shall mean $400,000 (Four Hundred Thousand US Dollars).

l.17	“Warrant Period” shall mean the period for exercise of this Warrant, as determined pursuant to Section 3.

2.	NUMBER OF SHARES AVAILABLE FOR PURCHASE

This Warrant may be exercised to purchase that number of Warrant Shares determined by dividing the outstanding Warrant Amount by the applicable Exercise Price.

3.	WARRANT PERIOD

The Warrant may be exercised, in whole or in part, and on one or more occasions, during the period commencing from the Effective Date and ending six (6) years following the Effective Date; provided, however, that if the underwriter in an IPO, or the buying party(ies) in an M&A Transaction require that all outstanding warrants of the Company, including this Warrant, be exercised and all advanced investments, convertible loans or debentures be converted or repaid, prior to or as part of the IPO or the M&A Transaction, as the case may be, then the period for exercise of the Warrant shall terminate upon the consummation of the £PO or the M&A Transaction, subject to compliance by the Company with the provisions of Section 4.1 hereof.

For the purpose hereof, an “M&A Transaction” shall mean: (a) the assignment, sale or other disposition of all or substantially all of the Company’s property and/or assets (including, without limitation, by way of grant of an exclusive license to a core technology of the Company); or (b) the assignment, sale or other disposition of all of the Company’s shares (including, without limitation, by way of a share swap); or (c) the merger or consolidation of the Company with or into another person or entity, following which all of the Company’s shares are held by persons who, prior to the said transaction, held, in the aggregate, less than fifty percent (50%) of the Company’s shares.

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4.	NOTICE OF EVENTS

4.1	In the event that the Company (i) files a registration statement {including confidential registration) for an IPO, or (ii) signs an agreement for a Triggering Event, (iii) intends to distribute any dividends, (iv) intends to enter into any Qualified Financing, or (v) intends to enter into any other financing or investment agreement, the Company shall, within 30 (thirty) days thereof and at least 21 (twenty one) days prior to such event, provide detailed written notice of such filing or offer to the Holder (the “Company Notice”) unless the giving of such notice is barred by applicable law or by a non-disclosure agreement governing such offer. If the giving of such notice is barred, and during the period in which the giving of such notice is barred the Warrant would otherwise have expired, then the Warrant will remain in full force and effect for a further period of 21 (twenty one) days after the date when such notice may be given.

4.2	Without derogating from the provisions of Section 4.1 and in addition thereto, if at any time the Company shall offer for subscription pro rata to the holders of its shares any additional shares of any class, or there shall be any change in the share capital of the Company, including any issuance or undertaking to issue any securities of the Company or any action reserving securities of the Company for issuance to any person (not including options issued to employees and consultants), or any capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another person or there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, or other event described in Section 9 of this Warrant, then, in any one or more of said cases, the Company shall give the Holder a written notice of the date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place. Such notice shall also specify the date as of which the holders of record of shares shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Unless prohibited under the law or by a non-disclosure agreement governing such transaction, such written notice shall be given by not later than 30 (thirty) days prior to the action in question and by not later than 30 (thirty) days prior to the record date in respect thereto. If the giving of such notice is prohibited under the law or by a non-disclosure agreement governing such transaction, and during the period in which the giving of such notice is prohibited the Warrant would otherwise have expired, the Warrant will remain in full force and effect for a further period of 30 (thirty) days after the date when such notice may be given.

4.3	In the event that the Articles of Association or any agreement to which the Company is a party provides any shareholders of the Company any preemptive, co-sale or tag-along rights upon the sale of shares by any other shareholder, and the Holder, if it held Warrant Shares would be entitled to participate in such sale, the provisions of Section 4.1 shall apply, mutates mutandis, and the Company will give all necessary notices to the Holder to enable it to exercise the Warrant in a timely manner so as to be able to participate in the sale.

5.	EXERCISE OF WARRANT

5.1	Exercise. Subject to the provisions hereof, this Warrant may be exercised in whole or in part, on one or more occasions at any time during the Warrant Period. This Warrant shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company or at such other office or agency as the Company may designate in writing, accompanied by a written notice of exercise in the form attached hereto as Exhibit 5.1 and for the purpose of determining the relevant Exercise Price, the Warrant shall be deemed to have been exercised at the date of submitting the written notice of exercise to the Company.

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5.2	Exercise for Cash. If the Holder, at its sole discretion, elects to make a cash payment for the Warrant Shares it shall make such payment by not later than 10 (ten) days from giving the Exercise Notice to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares specified in such notice. The Exercise Price for the number of Warrant Shares specified in the notice shall be payable in immediately available funds, in U.S. dollars. If at such time, the Company has an outstanding loan from, or line of credit with, the Holder, but only if the portion of the Warrant being exercised is then held by the Holder and has not been assigned or transferred to any other party, such payment may, at the Holder’s sole discretion, be made by way of conversion of all or any part of the Company’s debt to the Holder, including any accrued interest (whether then payable or not) and in such case, such debt owed by the Company to the Holder being converted, whether due or not, shall be declared due and converted.

5.3	Exercise on Net Issuance

In lieu of payment to the Company as set forth in Section 5.2 above, and without the payment of any Exercise Price, the Holder may convert this Warrant in whole or in part, into the number of Warrant Shares calculated pursuant to the following formula, by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a written notice of exercise, specifying the number of Warrant Shares into which the Holder desires to convert this Warrant:

Where:	X =	the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares to which the Holder is otherwise entitled upon exercise of this Warrant (excluding Warrant Shares already issued under this Warrant);

A =	the Fair Market Value (as defined below) of one Warrant Share at the time of exercise; and

B =	the Exercise Price in effect at the time of exercise.

Upon completion of the calculation, if X is a negative number, then X shall be deemed to be 0 (zero).

As used herein, the Fair Market Value of a Warrant Share shall mean one of the following, in descending order of priority:

(a)	If the exercise date is a Triggering Event in which shareholders of the Company receive payment for the transfer of shares held by them, then the highest price at which any such shares are purchased within the framework of the Triggering Event

(b)	If the exercise date is the date of the closing of a public offering of the Company’s shares pursuant to an effective registration statement under the Securities Act, or any similar law of any other jurisdiction, then the public offering price (before deduction of underwriters’ discounts or commissions) in such offering.

(c)	If the exercise date is within 90 (ninety) days of any issuance of shares by the Company pursuant to any Qualified Financing, then the highest price at which any such shares are issued within the framework of such equity raising.

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(d)	If the Company’s shares that are of the same class as the Warrant Shares are listed on a securities exchange or are quoted on the quoting system on which shares of the Company are registered, then the average of the high and low reported sales prices on the 5 (five) trading days immediately prior to the exercise date.

(e)	If the securities into which this Warrant may be exercised are listed on a securities exchange or are quoted on the quoting system and item (d) does not apply, then the product of (i) the average of the high and low reported sales prices on the trading day immediately prior to the exercise date of the securities, and (ii) the number of shares of such security into which one Warrant Share is convertible at the date of calculation.

(f)	If the Company’s shares are not listed on a securities exchange or are not quoted on the quoting system on which shares of the Company are registered, but are traded in the over-the-counter market, then the average mean of the bid and asked prices on the 5 (five) trading day immediately prior to the exercise date.

If the Fair Market Value cannot be determined pursuant to Sub-sections (a)-(f) above, the Fair Market Value shall be as determined in good faith by the Board of Directors of the Company, provided, however, that the Holder shall be entitled to demand that the valuation be established by mutually agreed upon independent auditors who are an internationally recognized auditing firm, at the shared expense of the Company and Holder.

5.4	Partial Exercise, Etc. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder.

5.5	Issuance Of the Warrant Shares. Upon presentation and surrender of the notice of exercise and after the payment of the Exercise Price pursuant to Section 5.2, or upon presentation and surrender of the notice of exercise pursuant to Section 5.3, as the case may be, the Company shall issue within 3 business days to the Holder the shares to which the Holder is entitled.

As of and from the close of business on the date of receipt by the Company of the notice of exercise (and, if applicable, the payment of the Exercise Price multiplied by the number of Warrant Shares mentioned in the written notice of exercise from the Holder to the Company), the Holder shall be deemed to be the holder of the Warrant Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to the Holder. The Company shall pay all duties, commission, taxes and other charges that may be payable in connection with the issuance of such Warrant Shares and the preparation and delivery of share certificates pursuant to this Section 5 in the name of the Holder. No fractions of shares shall be issued in connection with the exercise of this Warrant and the number of shares shall be rounded to the nearest whole number.

All Warrant Shares issued shall be fully paid and non-assessable.

5.6	Automatic Exercise. Without derogating from Section 4.1, if at the time of expiry of the Warrant Period for any portion of the Warrant, any portion of the Warrant has not been exercised, the Warrant (solely with respect to the amount for which the Warrant Period shall then expire) will be deemed to have been exercised in accordance with the provisions of Section 5.3 at the date of expiry of the Warrant Period.

5.7	Conditional Exercise. Any (i) purchase of Warrant Shares or (ii) exercise of the right to Alternative Payment pursuant to Section 15 below, by the Holder in connection with the receipt of a notice of an anticipated Exit Transaction or equity-raising event may be made conditional upon the consummation and closing of such Exit Transaction or equity-raising event of the Company.

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6.	RESERVATION OF SHARES AND PRESERVATION OF RIGHTS OF HOLDER

The Company hereby agrees that at all times it will maintain and reserve, free from preemptive rights, lien or other third party rights, such number of authorized but un-issued shares in its capital, so that this Warrant may be exercised without additional authorization of Warrant Shares after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of the Company. The Company further agrees that it will not, by charter amendment of its organization documents or through reorganization, voluntary liquidation, consolidation, merger, dissolution, winding up or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

7.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents, warrants and undertakes to Holder as follows:

7.1	This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms. The grant of this Warrant and the issuance of the Warrant Shares in accordance herewith shall not entitle any third party, including any shareholders of the Company, to any pre-emptive rights, anti-dilution rights, or other Benefits.

7.2	The Warrant Shares, when paid for and issued in accordance with the terms hereof, shall be duly authorized, will be validly issued, fully paid and non-assessable, not subject to any preemptive rights (other than preemptive rights waived prior to the issue of this Warrant) and issued free and clear of all debts,, liens, encumbrances, taxes, charges, equities, claims, any rights of third parties and any other liabilities, other than any such liability created by or with respect to the Holder.

7.3	The execution and delivery of this Warrant do not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not, conflict with the Articles of Association and/or the Last Financing and/or the SRA, and do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or, except for consents and waivers that have already been obtained by the Company, require any waiver or the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person known to the Company other than the Registrar of Companies.

Without derogating from the generality of the aforesaid, (i) the Company has fulfilled all requirements of the Articles of Association, the Last Financing, the SRA and any other agreement and/or document by which the Company is bound in respect of pre-emptive rights, veto rights or any other limitations on the issuance of this Warrant or the right of the Holder to exercise the Warrant and purchase the Warrant Shares, and every shareholder or other holder of pre-emptive rights or any other rights has waived or failed to exercise such rights within the time periods specified, after receiving due notice of this transaction and its terms, if applicable. and (ii) this Warrant has been duly approved in accordance with any special voting rights specified in the Last Financing, the SRA, the Articles of Association and/or in any other agreement and/or document by which the Company is bound.

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7.4	Without derogating from the Holder’s rights, the Company warrants and undertakes, that no holder of the Company’s shares (or related party thereto), is or shall be entitled (including, without limitation, in any of the following events: conversion, split, consolidation, reorganization, reclassification, merger, combination or subdivision of shares, distribution of share dividend or disposition of assets) to any bonus, compensation, grant or any fiscal or monetary rights from the Company to which the Holder, subject to the exercise of the Warrant, is not entitled, other than bona fide payment to shareholders who are employees or who provide services to the Company, which payment is made to such shareholders not in their capacity as shareholders.

7.5	Without derogating from the above, the Company warrants and undertakes, that it has received all required waivers, approvals and consents from all shareholders and investors, to enable the Holder to become a party to the SRA, and to be entitled to all rights that the holders of Preferred D Shares are entitled to.

7.6	The share capital of the Company on a fully diluted and as converted basis is as set forth in Exhibit 7.6 attached hereto. Except as set forth in Exhibit 7.6, there are no outstanding options, warrants, convertible instruments, rights or agreements or commitments or understandings, or ongoing negotiations for any of the above, of any kind, for the purchase or acquisition from the Company of any of its securities.

7.7	The Financial Statements, as were provided to the Holder prior to the date hereof, (a) were prepared in accordance with the books and records of the Company; in accordance with US/lL generally accepted accounting principles (GAAP) consistently applied; (b) fairly present the Company’s financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby (subject to year-end adjustments); and (c) contain and reflect all necessary adjustments, accruals and reserves for a fair presentation of the Company’s financial condition and the results of its operations for the periods covered by said Financial Statements (subject to year-end adjustments), provided however that any unaudited Financial Statements may be subject to amendments upon audit.

7.8	There has been no claim or proceeding against the Company seeking bankruptcy, reorganization or other relief with respect to it or its debts under any foreign or domestic, federal, state or local bankruptcy, insolvency or other similar law, or any petition filed against any part of the property of the Company.

7.9	The Articles of Association of the Company, as in force at the date hereof, are attached hereto as Exhibit 7.9.

7.10	The Last Financing was effected in accordance with the SPA and the documents referenced therein, and no amendments to such documents have been made thereafter. No financing has been received by the Company since the Last Financing.

8.	INVESTMENT REPRESENTATION

Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws. The Holder acknowledges by acceptance of this Warrant that: (a) it has acquired this Warrant for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction and can bear the economic risk of this transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution, that such Warrant Shares will not be registered under the Securities Act and applicable state securities laws or any other securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

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9.	ADJUSTMENT

The number and kind of securities purchasable initially upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

9.1	Adjustment for Shares Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding shares, the number of shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, to reflect the increase in the number of outstanding shares, and conversely, if the Company at any time or from time to time combines the outstanding shares, the number of shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased, to reflect the decrease in the number of outstanding shares. Any adjustment under this Section 9.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

9.2	Adjustment for Certain Dividends and Distributions. ln the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of shares entitled to receive a dividend or other distribution payable in additional shares of the Company, then and in each such event the number of shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date. The Exercise Price will be reduced by the same proportion.

9.3	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of shares entitled to receive a dividend or other distribution payable in securities of the Company other than shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised for Warrant Shares immediately prior to such event (or the record date for such event} and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period. subject to all other adjustments called for during such period under this Section 9 and the Articles of Association with respect to the rights of the Holder. In the event the Company, at any time or from time to time, distributes dividends (in cash or in any other form, including, without limitation, assets of the Company, but other than in securities) the Exercise Price will be reduced by the per Warrant Share amount of the distribution.

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9.4	Other Transactions. In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares, adjusting the Exercise Price, and/or by procuring that the Holder shall be entitled, on economically proportionate terms, determined in good faith by the Company’s Board of Directors, to acquire additional shares of the spun-off or split-off entities, in the event of an exercise of this Warrant.

9.5	Other Dilutive Events. In case any event shall occur as to which the preceding Sections 9.1 through 9.4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the Holder’s rights to receive shares represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company’s Board of Directors shall, in good faith, determine what adjustments are necessary to preserve the rights of the Holder to receive shares represented by this Warrant and take all necessary steps to implement such preservation of rights.

9.6	Pay to Play. lf Pay to Play Provisions are at any time during the term of this Warrant applied to the outstanding shares of the class of the Warrant Shares, then from and after such application, the class of shares into which this Warrant may be exercised shall mean that class and series of the Company’s securities that a holder of outstanding shares of the Warrant Shares as of immediately prior to such application would have received or retained had such holder participated in the manner necessary to receive or retain the class and series of the Company’s securities having the relative rights, powers, privileges and preferences more favorable to the holder. As used herein, “Pay to Play Provisions” means provisions set forth in the Company’s Articles, or in a shareholders agreement or for an ad-hoc reason for particular investment, that require holders of the outstanding shares of the class of the Warrant Shares to participate in a subsequent round of equity financing of the Company or lose all or a portion of the benefit of anti-dilution protection or any other right, power, privilege or preference applicable to such shares or have such shares automatically convert to ordinary shares or another class or series of the Company’s share capital, other than the mere dilutive effect of a shareholder electing not to participate in such round of equity financing, whether in accordance with his/her/its preemptive rights or otherwise.

9.7	Anti-Dilution Adjustment. Without duplication of any adjustment otherwise provided for in this Section 9, if, while this Warrant, or any portion hereof, remains outstanding and unexpired, the Company issues or sells any class or series of securities or any instrument convertible into securities of the Company at a price per share such that the class of Warrant Shares into which this Warrant is exercisable are entitled to an anti-dilution adjustment pursuant to the Articles, or if the conversion price of the class of Warrant Shares into which this Warrant is exercisable is otherwise reduced, then such reduction shall be deemed to apply automatically to the Warrant Shares purchasable by exercising this Warrant, such that upon such exercise, the conversion price of the Warrant Shares shall be that reduced conversion price determined for the class of shares constituting the Warrant Shares.

9.8	Adjustment of Exercise Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Exercise Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted.

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10.	SHARE SWAP

Subject to the provisions of Section 4, the Company undertakes not to enter into any share swap agreement or arrangement (such as a merger, reorganization, or sale of all, or substantially all, of the Company’s shares) (a “Share Swap”), unless the other company to such Share Swap agreement undertakes to allot to the Holder, upon, and subject to, the exercise of this Warrant, such securities as were swapped for the shares of the Company, as though the Holder had held the Warrant Shares on the record date of the Share Swap. In the event of a Share Swap, the securities issuable upon exercise of this Warrant shall be the swapped securities of such other company (not the Company’s shares). Nothing herein shall derogate from the notice requirements of Section 4. For the removal of doubt, a Share Swap may be deemed an Exit Transaction.

11.	HOLDER’S RIGHTS

11.1	Upon exercise of the Warrant, in whole or in part, the Holder shall be entitled to become a party to the SRA (or to any amendment to such agreements), or to any future Shareholders’ / Investors’ Rights Agreement and/or any other similar type of agreement that may be entered into by the investors in the Qualified Financing (in the event the Holder has elected, pursuant to the terms of this Warrant, that the Warrant Shares to be issued with respect to any unexercised portion of the Warrant shall be Qualified Financing Shares), and shall be deemed as an investor for all purposes thereunder. For the avoidance of doubt, if any fiscal or monetary rights are granted to investors in the next Qualified Financing and the Warrant Shares are of the same class of shares issued in such Qualified Financing, then the Holder shall be entitled to such fiscal or monetary rights, protections, preferences and privileges attached to the Warrant Shares.

11.2	Notwithstanding anything herein to the contrary, for as long as this Warrant is outstanding, in connection with any rights offering that Company may from time to time propose to offer or sell which is consummated after the Effective Date ( excluding an IPO and excluding issuances excluded from the definition of New Securities, as such term is defined in the Articles), Company hereby grants to Holder the right to invest up to such amount of cash as is required to enable Holder to purchase that number of shares as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted basis) as Holder owned and/or had the right to purchase under this Warrant. It is hereby explicitly agreed that such right of Holder shall not be conditioned upon exercise of its rights under this Warrant. Holder agrees that if Holder intends to exercise the right granted to it herein then Holder shall so notify Company no later than the date which is 14 days after the date that Company notified Holder of the corresponding securities offering.

11.3	It is acknowledged and agreed that for the purpose of determining the Company holdings of the Holder for the purpose of Section 11.2, the designation of the Warrant Shares shall be determined as follows: (i) if at the time of calculation the Qualified Financing has not yet occurred or was not deemed to occur, the Warrant shall be deemed to be exercisable into Preferred D Shares, and (ii) if at the time of calculation the Qualified Financing has occurred or was deemed to occur, the Warrant shall be deemed to be exercisable into Qualified Financing Shares immediately prior to commencement of such offering.

12.	COVENANTS

12.1	Good Faith. The Company represents and warrants that it will not intentionally take any action which may deprive the Holder of its rights, or may harm Holder’s rights hereunder; and the Company shall fulfill its commitments as set forth in this Warrant in good faith; and Company shall protect Holder from any unfair actions by other shareholders.

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12.2	No Action. The Company shall not take any action which would render unavailable the exemption from the registration provisions of the Securities Act afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder.

13.	NOTICE OF CHANGES AND EXCHANGE OR LOSS OF WARRANT

13.1	Whenever the number of Warrant Shares for which this Warrant is exercisable is adjusted as provided in Section 9, the Company shall promptly compute such adjustment and deliver to the Holder a certificate, signed by an authorized principal financial officer of the Company, setting forth the number of Warrant Shares for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

13.2	Upon receipt by the Company of a declaration by an officer of the Holder of the loss; theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of a declaration that the Holder will provide indemnification, and reimbursement to the Company of all reasonable expenses incidental thereto and surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

14.	ASSIGNMENT

The Holder may, at any time, offer, sell, assign, transfer or otherwise dispose of this Warrant, in whole or in part and on one or more occasions, to any entity in which the Holder has an equity interest of at least 5% or to any other financial institution, bank or venture capital fund, provided such assignee does not directly compete with the Company, subject to any rights of first refusal of any other shareholders in the Company, by notification to the Company in the form of assignment attached here as Exhibit 14, duly completed and signed. Approval by the Board of Directors of this Warrant shall constitute approval of such assignment.

For avoidance of doubt, a venture capital fund which has holdings in a competitor of Company shall not be deemed a competitor, for the purpose hereof.

15.	ALTERNATIVE PAYMENT

Upon or immediately prior to the consummation of an Exit Transaction, and/or in any event in which the Holder is required by the underwriter or by the buying party(ies) pursuant to Section 3 above to exercise this Warrant, the Holder may elect to waive all or any portion of the rights it may then have under this Warrant in consideration for the payment by the Company of the Alternative Payment. Such waiver shall be made by written notice to the Company, after the Company shall have provided notice of an Exit Transaction to the Holder, which includes the material terms of the Exit Transaction, in accordance with the procedure specified in Section 4. The Holder shall be entitled, within 21 days of receipt of such notice, to advise the Company in writing of its election to waive its rights as aforesaid (provided that any such notice may be made conditional upon the consummation and closing of the transaction).

In the event the Company receives from the Holder a notice of waiver as described above, the Company will pay to the Holder the Alternative Payment within two (2) Business Days after the date of the closing of an Exit Transaction.

The Alternative Payment payable in consideration of the waiver of all the rights of the Holder to purchase Warrant Shares under this Warrant shall be equal to $300,000 (Three hundred Thousand U.S. dollars). If the Holder waives its rights to purchase only a portion of the Warrant Shares, or, in the event the Warrant was partially exercised prior thereto, the Alternative Payment payable by the Company in connection with such waiver, shall be proportionally reduced.

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Any waiver of the Holder’s rights under this Warrant in consideration of the Alternative Payment shall be conditional upon the consummation and closing of the relevant Exit Transaction as specified in the waiver notice.

Payment of the Alternative Payment according to this Section 15 shall be prior to any distribution preferences set forth in the Articles of Association or any other profit sharing or preferred liquidation preference payable to any other security holder of the Company. The Company shall attain any necessary consents and waivers to guarantee such commitment.

16.	MINIMAL PROTECTION OF HOLDER UPON SALE OF SHARES

16.1	Any future sale of the Holder’s Warrant Shares (and any additional shares issued in connection therewith) in the framework of a merger or acquisition of the Company (“Sale”), shall be subject (at least) to the following protections of the Holder:

16.1.1	any representations and warranties to be made by Holder in connection with the sale of its shares shall be limited to representations and warranties related to authority, ownership and the ability to convey title to the securities held by the Holder;

16.1.2	the Holder shall not be liable for the inaccuracy of any representation or warranty made by the Company and/or by any other person in connection with the proposed Sale;

16.1.3	the liability for indemnification, if any, of Holder, in the proposed Sale, and for the inaccuracy of any representations and warranties made by the Company in connection with such proposed Sale, is several and not joint with any other person, and is pro rata in proportion to the amount of consideration paid to Holder in connection with such proposed Sale (determined based on the respective proceeds payable to each security holder in connection with such proposed Sale); and

16.1.4	Holder’s maximum liability and indemnification amount shall in no event exceed the amount of consideration payable to Holder in connection with such proposed Sale (except with respect to claims related to fraud by Holder, the liability for which need not be limited as to Holder).

16.2	This Section 16 shall survive the exercise of this Warrant, and shall remain in full force and effect with respect to any shares purchased as a result of the exercise of this Warrant.

17.	EXPENSES

The Company shall pay to the Holder, on the Holder’s demand, all reasonable expenses incurred by the Holder in connection with any amendment, supplement to, or waiver and/or consent in connection with, this Warrant, or any proposal for such an amendment to be made, initiated. or requested by the Company and the preparation and delivery of share certificates in the name of the Holder.

18.	GOVERNING LAW

This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Israel, without giving effect to the conflict of law rules thereof; and the parties hereto irrevocably submit to the exclusive jurisdiction of the competent courts of Tel Aviv in respect of any dispute or matter arising out of or connected with this Warrant.

19.	NOTICES

Any notice or other communication hereunder shall be in writing and shall be deemed to have been given upon delivery, if personally delivered, or 3 (three) Business Days after deposit if deposited in the mail for mailing by certified mail, postage prepaid, or one Business Day after having been sent if sent by facsimile or email, and addressed as follows:

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If to Holder:	Mizrahi Tefahot Bank Ltd.
7 Jabotinsky Street.
Ramat Gan, Israel
E-mail: Dani_maor@umtb.co.il
Attn: Dani Maor

with a copy to (which shaJI not constitute a notice):

Shlomo Farkas, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Law
Offices One Azrieli Center, Circular Tower
Tel Aviv 6701101, Israel
Email:

If to Company:	Silentium Ltd.
5 Golda Meir St. Ness-Ziona
7403659, Israel,

with a copy to (which shall not constitute a notice):

Yoel Naor
Yoel@silentium.com

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressees notice of such new address in conformance with this paragraph.

20.	ENTIRE AGREEMENT

This Warrant constitutes the entire agreement between the parties hereto with regard to the subject matters hereof, and supersedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matters hereof

21.	INTERPRETATION

The headings hereof are for the sake of convenience alone, and shall not be relied upon in the interpretation hereof. Where the context requires, words importing the singular shall also import the plural, and vice versa, and words importing the whole shall also import any part thereof, and vice versa. Expressions importing persons shall also include corporate entities. Words of inclusion shall not be construed as terms of limitation herein, so that references to “included” matters shall be regarded as non-exclusive, non-characterizing illustrations. The use of the word “or” shall not, necessarily, be exclusive. The term “Dol1ar”, “$”, “US$”, or USO shall refer to the currency of the United States of America. “Writing”,. or any term of like import, shall include words typewritten, printed, painted, photographed or represented or reproduced by any mode of reproducing words in a visible form, including email, facsimile, or other form of writing produced by electronic communication. Any agreement or law defined or referred to herein shall mean such agreement or law as from time to time may be amended, modified or supplemented. Any drafts and changes made in this Warrant during the negotiation thereof shall not be used for any purpose, and shall not be considered in construing or interpreting this Warrant. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Warrant.

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22.	AMENDMENT; WAIVER

Any term or condition hereof may be amended and the observance of any term or condition hereof may be waived (either generally or particularly, and either retroactively or prospectively), only with the prior written consent oft he Company and the Holder. No waivers of or exceptions to any term or condition hereof, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term or condition.

23.	DELAYS OR OMISSIONS

No delay or omission to exercise any right, power or remedy accruing hereunder to any party hereto upon any breach or default of this Warrant by the other party shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence in any such breach or default or any similar breach or default thereafter occurring.

24.	CUMULATIVEREMEDIBS

All remedies provided in this Warrant are cumulative and not exclusive of any other remedies that may be available to a party hereto, whether provided by Jaw or otherwise.

25.	COUNTERPARTS

This Warrant may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Executed counterparts delivered via any means of electronic transmission shall be deemed as originals.

26.	TERMINATION

This Warrant and the rights conferred hereby shall terminate on the last day of the Warrant Period.

IN WITNESS HEREOF, the parties have executed this Warrant as of 1 day of April 2020.

/s/ Yoel Naor

Silentium Ltd.	SILENTIUM LTD
By: Yoel Naor	512491143
Title: CEO

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EXHIBIT 5.1

NOTICE OF EXERCISE

To: Silentium Ltd.

1.	The undersigned hereby elects to purchase ______ [number] Series Preferred Shares of Silentium Ltd. (the Company”) (the “Shares”), pursuant to the terms of the attached Warrant.

2.	Payment:

☐ Enclosed is payment of $                               in cash / by a cashier’s check payable to the order of the Company.

☐ Cashless exercise pursuant to Section 5.3 (Exercise of Net Issuance) of the Warrant.

3.	In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any other securities laws.

4.	Please issue a certificate representing said Shares in the name ofthe undersigned, at the following address:

5.	Please issue a new Warrant for the unexercised portion of the Warrant (if any) in the name of the undersigned.

(Date)	Print Name of Holder)

(Signature)

Name:
Title:
Telephone:

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EXHIBIT 13

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the Warrant to purchase                           [number]                           [class] Preferred Shares of STARTAPP Inc. to which the Warrant relates.

The provisions of the Warrant shall be binding upon the Transferee.

Dated:	,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:		Signature of Transferee

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